KMG America Corporation
(A wholly owned subsidiary of Humana Inc.)

Consolidated Financial Statements
June 30, 2018

1

KMG America Corporation
Index
June 30, 2018

Page

Financial Statements

Consolidated Balance Sheets.................................................................................................................................................	1

Consolidated Statements of (Loss) Income...........................................................................................................................	2

Consolidated Statements of Comprehensive (Loss) Income.................................................................................................	3

Consolidated Statements of Stockholders' Equity.................................................................................................................	4

Consolidated Statements of Cash Flows...............................................................................................................................	5

Notes to Consolidated Financial Statements.........................................................................................................................	6

2

KMG America Corporation
Consolidated Balance Sheets (Unaudited)
June 30, 2018 and December 31, 2017

	June 30, 2018	December 31, 2017
Assets
Investments
Debt securities, available for sale	$1,553,702,313	$2,289,882,280
Policy loans	2,965,058	10,643,668
Mortgage loans	943,151	1,215,866
Restricted assets	19,434,856	52,877,093
Total investments	1,577,045,378	2,354,618,907

Cash and cash equivalents	578,216,966	205,278,804
Receivables, less allowance for doubtful accounts of $232,153 in 2018 and $943,345 in 2017	2,328,304	2,896,967
Current income tax receivable	2,280,609	6,332,420
Intangible assets, less accumulated amortization of $2,592,898 in 2018 and $29,103,795 in 2017	1,082,103	10,932,980
Deferred policy acquisition costs	0	73,646,222
Reinsurance recoverable	817,843,338	559,058,512
Prepaid reinsurance asset	55,909,710	0
Noncurrent deferred income tax assets	168,812,182	170,071,803
Other assets	63,747,765	29,062,073
Total assets	$3,267,266,355	$3,411,898,688
Liabilities
Benefits payable	$58,002,358	$54,375,146
Future policy benefits payable	2,622,978,375	2,761,703,267
Advance premiums	3,792,063	4,046,277
Accounts payable and accrued expenses	6,629,957	11,204,463
Book overdraft	3,546,499	5,927,904
Due to Humana Inc.	3,270,707	5,119,963
Other liabilities	5,964,057	920,894
Total liabilities	2,704,184,016	2,843,297,914
Stockholders’ Equity
Common stock, $0.01 par value; 1,000 shares authorized, issued, and outstanding	10	10
Capital in excess of par value	1,667,487,126	1,667,487,126
Retained deficit	(1,092,104,707)	(1,125,699,875)
Accumulated other comprehensive (loss) income	(12,300,090)	26,813,513
Total stockholders’ equity	563,082,339	568,600,774
Total liabilities and stockholders’ equity	$3,267,266,355	$3,411,898,688

The accompanying notes are an integral part of these financial statements.

KMG America Corporation
Consolidated Statements of Income (Loss) (Unaudited)
June 30, 2018 and 2017

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017

Direct premiums	$37,913,312	$41,373,774	$82,119,131	$85,062,898
Assumed premiums	1,069,690	910,075	1,759,387	1,504,203
Ceded premiums	(10,806,526)	(3,832,029)	(14,379,049)	(7,508,178)
Net premiums	28,176,476	38,451,820	69,499,469	79,058,923

Net investment and interest income	65,057,441	24,834,339	102,601,716	52,522,895
Other revenue	1,716	1,475	5,205	3,057
Total revenue	93,235,633	63,287,634	172,106,390	131,584,875

Direct benefits expense	61,034,930	53,609,588	113,165,746	105,715,639
Assumed benefits expense	(1,236,778)	423,702	935	2,215,028
Ceded benefits expense	(12,847,840)	(10,664,514)	(24,334,340)	(19,203,123)
Net benefits expense	46,950,312	43,368,776	88,832,341	88,727,544

Selling, general and administrative expenses	11,694,070	16,284,987	25,551,117	36,093,632
Commission and expense allowance on reinsurance ceded	(3,247,627)	(528,069)	(3,740,772)	(1,039,520)
Depreciation and amortization expenses	4,265,733	10,287,072	9,948,651	17,968,200
Total expenses	59,662,488	69,412,766	120,591,337	141,749,856
Income (loss) before provision (benefit) for income taxes	33,573,145	(6,125,132)	51,515,053	(10,164,981)
Provision (benefit) for income taxes	8,016,376	(2,365,445)	12,229,723	(3,912,026)
Net income (loss)	$25,556,769	$(3,759,687)	$39,285,330	$(6,252,955)

The accompanying notes are an integral part of these financial statements.

KMG America Corporation
Consolidated Statements of Comprehensive Income (Loss) (Unaudited)
June 30, 2018 and 2017

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017

Net income (loss)	$25,556,769	$(3,759,687)	$39,285,330	$(6,252,955)
Other comprehensive (loss) income
Changes in gross unrealized investment gains (losses)	28,409,630	13,042,518	(4,583,410)	14,049,395
Effect of income taxes	(6,696,150)	(4,819,210)	1,080,310	(5,191,252)
Total change in unrealized investment gains (losses), net of tax	21,713,480	8,223,308	(3,503,100)	8,858,143
Reclassification adjustment for net realized gains included in net investment and interest income	(41,399,569)	(954,482)	(54,037,243)	(6,434,383)
Effect of income taxes	9,757,878	352,681	12,736,578	2,377,505
Total reclassification adjustment, net of tax	(31,641,691)	(601,801)	(41,300,665)	(4,056,878)
Other comprehensive (loss) income, net of tax	(9,928,211)	7,621,507	(44,803,765)	4,801,265
Comprehensive income (loss)	$15,628,558	$3,861,820	$(5,518,435)	$(1,451,690)

The accompanying notes are an integral part of these financial statements.

KMG America Corporation
Consolidated Statements of Stockholders’ Equity (Unaudited)
June 30, 2018 and December 31, 2017

	Common Stock				Accumulated Other Comprehensive (Loss) Income

	Shares	Amount	Capital in excess of par value	Retained Deficit		Total Stockholders’ Equity

Balances at January 1, 2017	1,000	$ 10	$1,132,487,126	$(1,008,111,524)	$3,528,943	$127,904,555
Net loss	0	0	0	(117,588,351)	0	(117,588,351)
Capital contribution			535,000,000	0	0	535,000,000
Other comprehensive income	0	0	0	0	23,284,570	23,284,570
Balances at December 31, 2017	1,000	10	1,667,487,126	(1,125,699,875)	26,813,513	568,600,774
Net income	0	0	0	39,285,330	0	39,285,330
Tax rate change remeasurement effect	0	0	0	(5,690,162)	5,690,162	0
Other comprehensive loss	0	0	0	0	(44,803,765)	(44,803,765)
Balances at June 30, 2018	1,000	$ 10	$1,667,487,126	$(1,092,104,707)	$(12,300,090)	$563,082,339

The accompanying notes are an integral part of these financial statements.

KMG America Corporation
Consolidated Statements of Cash Flows (Unaudited)
Six months ended June 30, 2018 and 2017

	For the six months ended June 30,
	2018	2017

Cash flows from operating activities
Net income (loss)	$39,285,330	$(6,252,955)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities
Depreciation and amortization expense	9,948,651	17,968,200
Deferred income tax provision	15,076,510	1,215,594
Amortization on investments	1,013,172	1,361,557
Net realized capital gains	(54,037,243)	(6,434,383)
Amortization of prepaid reinsurance asset	825,357	0
Changes in operating assets and liabilities
Premium receivables	568,663	3,223,588
Income tax receivable/payable	4,051,811	8,036,013
Reinsurance receivables	(294, 229,181)	(8,683,227)
Deferred policy acquisition costs	(3,651,973)	(6,687,403)
Prepaid reinsurance asset	55,909,710	0
Prepaid expenses and other assets	15,890,781	(2,419,187)
Benefits payable	3,627,211	1,672,942
Future policy benefits payable	29,601,053	28,427,071
Accounts payables and accrued expenses	(4,574,507)	(1,774,093)
Due to/from Humana Inc.	(1,849,102)	(11,818,131)
Advance premiums	(254,213)	416,164
Other liabilities	5,043,164	(220,407)
Total adjustments	(217,040,136)	24,284,298
Net cash (used in) provided by operating activities	(177,754,806)	18,031,343
Cash flows from investing activities
Proceeds from sales of investment securities	606,972,716	99,286,473
Proceeds from maturities of investment securities	22,742,604	25,026,867
Purchases of investment securities	(76,640,947)	(502,653,465)
Purchases of property and equipment	0	(854)
Net cash provided by (used in) investing activities	553,074,373	(378,340,979)
Cash flows from financing activities
Capital contribution received	0	535,000,000
Change in book overdraft	(2,381,405)	381,252
Net cash (used in) provided by financing activities	(2,381,405)	535,381,252
Increase in cash and cash equivalents	372,938,162	175,071,616
Cash and cash equivalents
Beginning of period	205,278,804	32,676,298
End of period	$578,216,966	$207,747,914

Supplemental cash flow disclosures

Income taxes recovered (paid)	$6,898,599	$(13,163,634)

The accompanying notes are an integral part of these financial statements.

KMG America Corporation
Notes to Consolidated Financial Statements (Unaudited)
June 30, 2018

1.	Reporting Entity

KMG America Corporation (KMG America) and its consolidated subsidiary, Kanawha Insurance Company (KIC), collectively referred to as the Company, are a wholly owned subsidiary of Humana Inc. (Humana). KMG America is a holding company that was incorporated under the laws of the Commonwealth of Virginia on January 1, 2004. KMG America commenced operations shortly before it completed its initial public offering of common stock on December 21, 2004, and its shares traded on the New York Stock Exchange under the symbol “KMA.” Concurrently with the completion of its public offering, KMG America completed its acquisition of KIC. On November 30, 2007, Humana acquired 100% of the stock in KMG America.
KIC, the primary operating subsidiary of KMG America, is a life and accident and health insurance company domiciled in the state of South Carolina and is authorized to sell life, accident and health products therein and in 47 states including the District of Columbia. KIC is subject to regulation by the federal government and the South Carolina Department of Insurance (the Department) and the insurance departments of the states in which it is licensed. KIC had one wholly owned subsidiary, Kanawha HealthCare Solutions, Inc. (KHS), which was a third-party administrator with operations in Lancaster and Greenville, South Carolina. Effective December 31, 2014, KHS was merged into KIC in order to streamline administration, licensure and regulatory reporting of these entities. The Company obtained approval from the Department prior to the merger. The merger of KHS into KIC did not have a material impact on the Company’s consolidated financial statements.
KIC’s primary business is life and health insurance risk assumption, third-party administration and medical management services. Included in the risk assumptions are the Company’s traditional product lines of supplemental health, short-term disability, individual life, and annuity, as well as products specifically directed at the senior market including Medicare supplement, final expenses life insurance and a closed block of long-term care products. KIC discontinued writing and renewing stop loss business in the fourth quarter of 2012. Existing business completed its run-off in 2015.
On November 6, 2017, Humana entered into a definitive agreement to sell the stock of KMG America to Continental General Insurance Company, or CGIC, a Texas-based insurance company wholly owned by HC2 Holdings, Inc., a diversified holding company. The KMG America transaction is anticipated to close by the third quarter of 2018 subject to customary closing conditions, including South Carolina Department of Insurance approval. There can be no assurance Humana will obtain regulatory approvals needed to sell the business or do so under terms acceptable to Humana.
On April 27, 2018, Humana entered into a master reinsurance agreement with Manhattan Life Assurance Company of America and Manhattan Life Insurance Company (ManhattanLife) to reinsure the workplace voluntary benefits and financial protection products issued by KIC initially on a 100% indemnity coinsurance basis and, upon receipt of all required approvals and consents, on an assumption reinsurance basis. ManhattanLife will fully collateralize its reinsurance obligations to Humana under a security trust agreement.
The operating results of companies in the insurance industry have historically been subject to significant fluctuations due to competition, economic conditions, interest rates, investment performance, maintenance of insurance ratings, renewal of contracts and other factors.

2.	Summary of Significant Accounting Policies

The accompanying consolidated financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles (GAAP) and include the accounts of the KMG America and KIC. All significant intercompany balances and transactions have been eliminated.
The preparation of the Company’s financial statements and accompanying notes requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. These estimates are based on knowledge of current events and anticipated future events, and accordingly actual results may ultimately materially differ from those estimates.

KMG America Corporation
Notes to Consolidated Financial Statements (Unaudited)
June 30, 2018

The significant accounting policies of the Company are as follows:

a.
Cash and Cash Equivalents: Cash and cash equivalents include cash, certificates of deposit, money market funds and commercial paper each with an original maturity of three months or less. The carrying value of cash equivalents investments approximates fair value due to the short-term maturity of the investments.

b.
Restricted Assets: The Company is required by regulatory agencies to set aside statutory deposits to comply with laws of the various states in which it operates. These funds are classified as restricted assets in the accompanying consolidated balance sheets. These statutory deposits are available for payment of medical claims should the Company become insolvent.

As of June 30, 2018 and December 31, 2017, the Company had statutory deposits in the following states:

	2018	2017

Florida	$2,543,625	$2,608,850
Georgia	25,000	50,056
Massachusetts	596,625	598,110
New Hampshire	495,879	0
New Mexico	106,407	107,911
North Carolina	399,652	399,278
South Carolina	0	2,048,729
South Dakota	198,875	199,370
Virginia	522,047	523,346
Total statutory deposits	$4,888,110	$6,535,650
Additionally, the Company has assumption reinsurance agreements with Equitable Life Assurance Society (“ELAS”), Security Benefit Life Insurance Company (“Security Benefit”) and Metropolitan Life Insurance Company (“Metropolitan”), which require that assets supporting the business assumed, be held in a trust account for the exclusive benefit of the ceding company. As of June 30, 2018 and December 31, 2017 invested assets held in trust accounts was $14,546,746 and $46,341,443, respectively. A portion of the statutory deposits and assets held in trust accounts are money market funds and were $25,000 and $5,518,098 at June 30, 2018 and December 31, 2017, respectively.

c.
Book Overdraft: Under the Company’s cash management arrangement with Humana, checks issued but not yet presented to banks frequently result in overdraft balances at the legal entity level as cash is concentrated at the parent company level. In accordance with the Company’s intercompany agreements with Humana, funding is available and payment is guaranteed on these outstanding checks and will be swept from the consolidated account as needed. As such, the outstanding payments are reclassified to a liability and generally settled within 30 days. At June 30, 2018 and December 31, 2017 the book overdraft was $3,546,499 and $5,927,904, respectively.

d.
Investment Securities: Investment securities, which consist entirely of debt securities, have been categorized as available for sale and, as a result, are stated at fair value. Fair value of publicly traded debt securities is based on quoted market prices. Income from investments is recorded on an accrual basis. For the purpose of determining gross realized gains and losses, which are included as a component of net investment and interest income in the statements of income, the cost of investment securities sold is based upon specific identification. Unrealized holding gains and losses, net of applicable deferred taxes, are included as a component of stockholders’ equity and comprehensive income (loss) until realized from a sale or other-than-temporary impairment (OTTI). The Company regularly evaluates its investment securities for impairment.

KMG America Corporation
Notes to Consolidated Financial Statements (Unaudited)
June 30, 2018

Under the OTTI model for debt securities held, the Company recognizes an impairment loss in income in an amount equal to the full difference between the amortized cost basis and the fair value when the Company has the intent to sell the debt security or it is more likely than not the Company will be required to sell the debt security before recovery of the Company’s amortized cost basis. However, if the Company does not intend to sell the debt security, the Company evaluates the expected cash flows to be received as compared to amortized cost and determines if a credit loss has occurred. In the event of a credit loss, only the amount of the impairment associated with the credit loss is recognized currently in income with the remainder of the loss recognized in other comprehensive (loss) income.
When the Company does not intend to sell a security in an unrealized loss position, potential OTTI impairment is considered using a variety of factors, including the length of time and extent to which the fair value has been less than cost; adverse conditions specifically related to the industry, geographic area or financial condition of the issuer or underlying collateral of a security; payment structure of the security; changes in credit rating of the security by the rating agencies; the volatility of the fair value changes; and changes in fair value of the security after the balance sheet date. For debt securities, the Company takes into account expectations of relevant market and economic data. For example, with respect to mortgage and asset-backed securities, such data includes underlying loan level data and structural features such as seniority and other forms of credit enhancements. A decline in fair value is considered other-than-temporary when the Company does not expect to recover the entire amortized cost basis of the security. The Company estimates the amount of the credit loss component of a debt security as the difference between the amortized cost and the present value of the expected cash flows of the security. The present value is determined using the best estimate of future cash flows discounted at the implicit interest rate at the date of purchase.
Policy loans are stated at their unpaid balance.

e.
Premiums: The Company bills and collects premium from members monthly. Premiums are estimated by multiplying membership covered under contracts by contractual rates. Premiums are recognized as income in the period members are entitled to receive services, and are net of estimated uncollectible amounts and retroactive membership adjustments. Retroactive membership adjustments result from enrollment changes not yet processed, or not yet reported by the government. The Company routinely monitors the collectability of specific accounts, the aging of receivables, historical retroactivity trends, as well as prevailing and anticipated economic conditions, and reflects any required adjustments in current operations. Premiums received prior to the service period are recorded as advance premiums.

f.
Benefits Payable and Benefits Expense: Benefits payable represents management’s best estimate of the ultimate net cost of all reported and unreported claims incurred through June 30, 2018 and December 31, 2017. Benefits payable is estimated using individual case-basis valuations and statistical analyses. Those estimates are subject to the effects of trends in claim severity and frequency. Although considerable variability is inherent in such estimates, management believes that the benefit payables are adequate. The estimates are continually reviewed and adjusted as necessary experience develops or new information becomes known, such adjustments are included in current operations.

Benefits expense is recognized in the period in which services are provided and includes an estimate of the cost of services which have been incurred but not yet reported, or IBNR. The Company’s reserving practice is to consistently recognize the actuarial best point estimate within a level of confidence required by actuarial standards. Actuarial standards of practice generally require a level of confidence such that the liabilities established for IBNR have a greater probability of being adequate versus being insufficient, or such that the liabilities established for IBNR are sufficient to cover obligations under an assumption of moderately adverse conditions. Adverse conditions are situations in which the actual claims are expected to be higher than the otherwise estimated value of such claims at the time of the estimate. Therefore, in many situations, the claim amounts ultimately settled will be less than the estimate that satisfies the actuarial standards of practice.
The Company believes its benefits payable are adequate to cover future claims payments required. However, such estimates are based on knowledge of current events and anticipated future events. Therefore, the actual liability could differ materially from amounts provided.

KMG America Corporation
Notes to Consolidated Financial Statements (Unaudited)
June 30, 2018

g.
Deferred Policy Acquisition Costs: Policy acquisition costs are those costs that relate directly to the successful acquisition of new and renewal insurance policies. Such costs include commissions, costs of policy issuance and underwriting, and other costs incurred to acquire new business or renew existing business.

Life insurance, annuities, and certain health and other supplemental policies sold to individuals are accounted for as long-duration insurance products because they are expected to remain in force for an extended period beyond one year and premium received in the earlier years is intended to pay anticipated benefits to be incurred in future years.
As a result, the Company defers policy acquisition costs, primarily consisting of commissions, and amortizes them over the estimated life of the policies in proportion to premiums earned. Deferred policy acquisition costs are reviewed to determine if they are recoverable from future income.

h.
Intangible Assets: Value of business acquired (VOBA) is the value assigned to the insurance in force of acquired insurance companies or blocks of insurance business at the date of acquisition and is included in intangible assets as of December 31, 2017. There was no VOBA as of June 30, 2018 as further discussed in Note 2j. The amortization of value of business acquired is recognized using amortization schedules established at the time of the acquisitions based upon expected annual premium. Certain amortization schedules include actual to expected adjustments to reflect actual experience as it emerges. The value of business acquired is amortized over the premium-paying period of the policies.

Other intangible assets are product approvals and state licenses and are generally amortized using the straight-line method. The Company reviews other finite-lived intangible assets for impairment under its long-lived asset policy.

i.
Future Policy Benefits Payable: Future policy benefits payable include liabilities for long-duration insurance policies including long-term care, life insurance, annuities, and certain health and other supplemental policies sold to individuals for which some of the premium received in the earlier years is intended to pay anticipated benefits to be incurred in future years. At policy issuance, these reserves are recognized on a net level premium method based on interest rates, mortality, morbidity, and maintenance expense assumptions. Interest rates are based on expected net investment returns on the investment portfolio supporting the reserves for these blocks of business. Mortality, a measure of expected death, and morbidity, a measure of health status, assumptions are based on published actuarial tables, modified based upon actual experience. Changes in estimates of these reserves are recognized as an adjustment to benefits expense in the period the changes occur. The Company performs loss recognition tests at least annually in the fourth quarter, and more frequently if adverse events or changes in circumstances indicate that the level of the liability, together with the present value of future gross premiums, may not be adequate to provide for future expected policy benefits and maintenance costs.

The Company reassesses the profitability of its contracts for providing insurance coverage to its members when current operating results or forecasts indicate probable future losses. The Company establishes a premium deficiency liability in the current year to the extent that the sum of expected future costs, claim adjustment expenses, and maintenance costs exceeds related future premiums under contracts. For purposes of determining premium deficiencies, contracts are grouped in a manner consistent with how the Company’s policies are marketed, serviced, and measured for the profitability of such contracts. The Company does not utilize anticipated investment income in its calculation. Losses recognized as a premium deficiency result in a beneficial effect in subsequent periods as operating losses under these contracts are charged to the liability previously established.
During 2017, the Company performed loss recognition testing comparing its existing future policy benefits payable with the present value of future gross premiums for its long-term care insurance policies and determined that no premium deficiency existed at December 31, 2017.
The Company adjusts future policy benefits payable for the additional liability that would have been recorded if investment securities backing the liability had been sold at their stated aggregate fair value and the

KMG America Corporation
Notes to Consolidated Financial Statements (Unaudited)
June 30, 2018

proceeds reinvested at current yields. There was no additional liability at June 30, 2018 and a $168,325,946 additional liability at December 31, 2017. The investment securities backing the liability had no unrealized gains at June 30, 2018. The Company includes the impact of this adjustment, if any, net of applicable deferred taxes, with the change in unrealized investment gains (losses) in accumulated other comprehensive (loss) income in stockholders’ equity.

j.
Reinsurance: The Company reinsures portions of its business through various reinsurance treaties. These treaties protect the Company from sustaining losses above predetermined levels and are included as a reduction of direct premiums in the accompanying consolidated statements of operations. Although the reinsurer in each case is primarily liable on the insurance ceded, the Company remains liable to the insured whether or not the reinsurer meets its contractual obligations. The Company also has reinsurance assumed agreements which are included as an addition to direct premiums in the accompanying consolidated statements of operations. The Company had a reinsurance contract with an affiliate.

Reinsurance recoverables represent the portion of future policy benefits payable and benefits payable that are covered by reinsurance. Amounts recoverable from reinsurers are estimated in a manner consistent with the methods used to determine future policy benefits payable as detailed in Note 2h.
As noted in Note 1, the Company entered into a reinsurance agreement to cede its workplace voluntary benefits line of businesses to ManhattanLife. This agreement was retroactive to January 1, 2018 resulting in all 2018 premiums, claims and commissions to be ceded to ManhattanLife as of June 30, 2018. ManahattanLife paid a ceding commission of $17,759,000 to Humana in exchange for the workplace voluntary benefit and financial protection policies, which also included a $4,977,897 retroactive settlement. Additionally, KIC transferred assets of $230,769,000 to ManhattanLife that supported these policies, which resulted in a net consideration paid of $217,987,897 under the reinsurance agreement. The net book value of the policy benefit reserves assumed by ManhattanLife was $161,252,977, which consisted of policy benefit reserves of $237,904,000 net of related deferred acquisition costs of $67,333,170 and VOBA of $9,317,853 recorded as part of Humana’s acquisition of KMG America in 2007. The net impact of the reinsurance agreement was an excess of net consideration paid to ManhattanLife over the net book value of the liability held by KIC or a $56,735,067 loss on the reinsurance transaction. In accordance with Accounting Standards Codification (ASC) 944-605 Revenue Recognition, the $56,735,067 loss was recorded as a prepaid reinsurance asset to be amortized over the remaining life of the underlying workplace voluntary benefit and financial protection policies. Amortization expense of $825,357 was recorded for the three months and six months ended June 30, 2018.

k.
Income Taxes: The Company recognizes an asset or liability for the deferred tax consequences of temporary differences between the tax basis of assets or liabilities and their reported amounts in the financial statements. These temporary differences will result in taxable or deductible amounts in future years when the reported amounts of the assets or liabilities are recovered or settled. The Company also recognizes the future tax benefits such as net operating and capital carryforwards as deferred tax assets. A valuation allowance is provided against these deferred tax assets if it is more likely than not that some position or all of the deferred tax assets will not be realized. Future years’ tax expense may be increased or decreased by adjustments to the valuation allowance or to the estimated accrual for income taxes. Deferred tax assets and deferred tax liabilities are further adjusted for changes in the enacted tax rates.

The Company records tax benefits when it is more likely than not that the tax return position taken with respect to a particular transaction will be sustained. A liability, if recorded, is not considered resolved until the statute of limitations for the relevant taxing authority to examine and challenge the tax position has expired, or the tax position is ultimately settled through examination, negotiation, or litigation. The Company classifies interest and penalties associated with uncertain tax positions in its provision for income taxes.

l.
Fair Value: Assets and liabilities measured at fair value are categorized into a fair value hierarchy based on whether the inputs to valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s own assumptions about the assumptions market participants would use. The fair value hierarchy includes three levels of inputs that may be used to measure fair value as described below.

KMG America Corporation
Notes to Consolidated Financial Statements (Unaudited)
June 30, 2018

Level 1	Quoted prices in active markets for identical assets or liabilities. Level 1 assets and liabilities include debt securities that are traded in an active exchange market.

Level 2
Observable inputs other than Level 1 prices such as quoted prices in active markets for similar assets or liabilities; quoted prices for identical or similar assets or liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Level 2 assets and liabilities include debt securities with quoted prices that are traded less frequently than exchange-traded instruments as well as debt securities whose value is determined using a pricing model with inputs that are observable in the market or can be derived principally from or corroborated by observable market data.

Level 3
Unobservable inputs that are supported by little or no market activity and are significant to the fair value of the assets or liabilities. Level 3 includes assets and liabilities whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques reflecting the Company’s own assumptions about the assumptions market participants would use as well as those requiring significant management judgment.

Fair value of actively traded debt securities are based on quoted market prices. Fair value of other debt securities are based on quoted market prices of identical or similar securities or based on observable inputs like interest rates generally using a market valuation approach, or, less frequently, an income valuation approach and are generally classified as Level 2. The Company obtains at least one price for each security from a third party pricing service. These prices are generally derived from recently reported trades for identical or similar securities, including adjustments through the reporting date based upon observable market information. When quoted prices are not available, the third party pricing service may use quoted market prices of comparable securities or discounted cash flow analysis, incorporating inputs that are currently observable in the markets for similar securities. Inputs that are often used in the valuation methodologies include benchmark yields, reported trades, credit spreads, broker quotes, default rates and prepayment speeds. The Company is responsible for the determination of fair value and as such, the Company performs an analysis on the prices received from the third party pricing service to determine whether the prices are reasonable estimates of fair value. The Company’s analysis includes a review of monthly price fluctuations as well as a quarterly comparison of the prices received from the pricing service to prices reported by the Company’s third party investment advisor. In addition, on a quarterly basis, the Company examines the underlying inputs and assumptions for a sample of individual securities across asset classes, credit rating levels, and various durations. Based on the Company’s internal price verification procedures and review of fair value methodology documentation provided by the third party pricing service, there were no material adjustments to the prices obtained from the third party pricing service during the six months ended June 30, 2018 or 2017.

m.
Long-Lived Assets: Property and equipment is recorded at cost. Gains and losses on sales or disposals of property and equipment are included in selling, general and administrative expenses. Depreciation is computed using the straight-line method over estimated useful lives ranging from 3 to 10 years for equipment and 3 to 5 years for computer software. Improvements to leased facilities are depreciated over the shorter of the remaining lease term or the anticipated life of improvement.

Losses are recognized for a long-lived asset to be abandoned when the asset ceases to be used. Losses are recognized for a long-lived asset to be held and used in the Company’s operations when the undiscounted future cash flows expected to result from the use of the asset are less than its carrying value. The Company periodically reviews long-lived assets, including property and equipment, for impairment whenever adverse events or changes in circumstances indicate the carrying value of the asset may not be recoverable. The Company recognizes an impairment loss based on the excess of the carrying value over the fair value of the asset. In addition, the Company periodically reviews the estimated lives of all long-lived assets for reasonableness.

KMG America Corporation
Notes to Consolidated Financial Statements (Unaudited)
June 30, 2018

n.
Recently Issued Accounting Pronouncements: In May 2014, the Financial Accounting Standards Board, or FASB, issued new guidance that amends the accounting for revenue recognition. The amendments are intended to provide a more robust framework for addressing revenue issues, improve comparability of revenue recognition practices, and improve disclosure requirements. Insurance contracts are not included in the scope of this new guidance. Accordingly, premiums revenue and investment income, collectively representing nearly 100% of consolidated revenues for the three and six months ended June 30, 2018, are not included in the scope of the new guidance. The Company adopted the new standard effective January 1, 2018, using the modified retrospective approach. As the majority of the Company’s revenues are not subject to the new guidance and the remaining revenues’ accounting treatment did not materially differ from pre-existing accounting treatment, the adoption of the new standard did not have a material impact on its consolidated results of operations, financial condition, cash flows, or disclosures.

In February 2016, the FASB issued new guidance related to accounting for leases which requires lessees to record assets and liabilities reflecting the leased assets and lease obligations, respectively, while following the dual model for recognition in statements of income requiring leases to be classified as either operating or finance. Operating leases will result in straight-line expense (similar to current operating leases) while finance leases will result in a front-loaded expense pattern (similar to current capital leases). The new guidance is effective beginning with annual and interim periods in 2019, with earlier adoption permitted. The Company is in the process of implementing a new lease accounting system. The Company does not expect to record significant leased assets and corresponding lease obligations based on the existing population of individual leases and does not expect adoption to have a material impact on results of operations or cash flows.
In June 2016, the FASB issued guidance introducing a new model for recognizing credit losses on financial instruments based on an estimate of current expected credit losses. The guidance is effective beginning January 1, 2020. The new current expected credit losses (CECL) model generally calls for the immediate recognition of all expected credit losses and applies to loans, accounts and trade receivables as well as other financial assets measured at amortized cost, loan commitments and off-balance sheet credit exposures, debt securities and other financial assets measured at fair value through other comprehensive income, and beneficial interests in securitized financial assets. The new guidance replaces the current incurred loss model for measuring expected credit losses, requires expected losses on available-for-sale debt securities to be recognized through an allowance for credit losses rather than as reductions in the amortized cost of the securities, and provides for additional disclosure requirements. The Company’s investment portfolio consists of available for sale debt securities. The Company is currently evaluating the impact on results of operations, financial condition, or cash flows.
In March 2017, the FASB issued new guidance that amends the accounting for premium amortization on purchased callable debt securities by shortening the amortization period. This amended guidance requires the premium to be amortized to the earliest call date instead of maturity date. The new guidance is effective beginning with annual and interim periods in 2019. The Company does not expect adoption of this guidance to have a material impact on results of operations, financial condition and cash flows.
In February 2018, the FASB issued guidance which allows a reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the December 22, 2017 enactment of the Tax Cuts and Jobs Act. The new guidance is effective beginning January 1, 2019, with early adoption permitted. The Company early adopted this guidance in the first quarter of 2018 and reclassed approximately $5,700,000 from accumulated other comprehensive (loss) income to retained deficit.
There are no other recently issued accounting standards that apply to the Company or that are expected to have a material impact on the Company’s results of operations, financial condition, cash flows or disclosures.

o.	Subsequent Events: The Company evaluated subsequent events through August 7, 2018, the date these financial statements were issued or available to be issued.

No subsequent events came to the Company’s attentions that were deemed necessary for disclosure.

KMG America Corporation
Notes to Consolidated Financial Statements (Unaudited)
June 30, 2018

3.	Investment Securities

The amortized cost and estimated fair value of the Company’s investments, which are included in restricted assets and debt securities were as follows at June 30, 2018 and December 31, 2017:

	June 30, 2018
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. Treasury and agency obligations	$21,344,400	$38,176	$(453,455)	$20,929,121
U.S. Government and mortgage-backed securities	37,012,865	31,453	(1,513,020)	35,531,298
Tax-exempt municipal securities	0	0	0	0
Commercial mortgage-backed securities	12,874,306	1,755	(274,590)	12,601,471
Residential mortgage-backed securities	4,133,256	19,511	(311,584)	3,841,183
Asset backed securities	2,064,809	134,517	(5,899)	2,193,427
Corporate securities	1,511,775,810	53,239,084	(66,999,225)	1,498,015,669
Total investment securities	$1,589,205,446	$53,464,496	$(69,557,773)	$1,573,112,169

	December 31, 2017
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. Treasury and agency obligations	$21,393,933	$524,104	$(40,223)	$21,877,814
U.S. Government and mortgage-backed securities	57,291,213	2,603,992	(596,671)	59,298,534
Tax-exempt municipal securities	2,282,928	92,140	(22,722)	2,352,346
Commercial mortgage-backed securities	13,049,371	129,047	(50,838)	13,127,580
Residential mortgage-backed securities	5,142,473	33,124	(338,575)	4,837,022
Asset backed securities	2,141,469	95,022	(965)	2,235,526
Corporate securities	2,025,061,564	219,851,386	(11,425,497)	2,233,487,453
Total investment securities	$2,126,362,951	$223,328,815	$(12,475,491)	$2,337,216,275

The contractual maturities of debt securities available for sale at June 30, 2018 are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties and because most structured securities provide for periodic payments through their lives.

	Amortized Cost	Fair Value

Due in one year or less	$6,289,429	$6,279,619
Due after one year through five years	69,057,361	71,804,086
Due after five years through ten years	96,811,943	98,094,759
Due after ten years	1,360,961,477	1,342,766,326
Mortgage and asset-backed securities	56,085,236	54,167,379
Total investment securities	$1,589,205,446	$1,573,112,169

KMG America Corporation
Notes to Consolidated Financial Statements (Unaudited)
June 30, 2018

The detail of realized gains (losses) of investment securities for the three and six months ended June 30, 2018 and 2017, were as follows:

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017

Gross realized gains	$55,413,360	$1,528,756	$42,071,211	$7,690,562
Gross realized losses	(1,376,117)	(574,274)	(671,642)	(1,256,179)
Net realized gains	$54,037,243	$954,482	$41,399,569	$6,434,383

Gross unrealized losses and fair values aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at June 30, 2018 and December 31, 2017 were as follows:

	June 30, 2018
	Less Than 12 Months		12 Months or More		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses

U.S. Treasury and agency obligations	$ 17,101,215	$ (452,202)	$ 149,156	$ (1,253)	$ 17,250,371	$ (453,455)
U.S. Government and mortgage-backed securities	21,058,759	(652,995)	13,830,016	(860,025)	34,888,775	(1,513,020)
Tax-exempt municipal securities	0	0	0	0	0	0
Commercial mortgage-backed securities	12,354,374	(274,590)	0	0	12,354,374	(274,590)
Residential mortgage-backed securities	589,969	(12,652)	2,458,347	(298,932)	3,048,316	(311,584)
Asset-backed securities	849,994	(5,678)	27,394	(221)	877,388	(5,899)
Corporate securities	695,436,056	(33,962,496)	205,300,203	(33,036,729)	900,736,259	(66,999,225)
Total debt securities	$ 747,390,367	$(35,360,613)	$221,765,116	$ (34,197,160)	$ 969,155,483	$ (69,557,773)

	December 31, 2017
	Less Than 12 Months		12 Months or More		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses

U.S. Treasury and agency obligations	$ 8,719,821	$ (35,711)	$ 1,304,912	$ (4,512)	$ 10,024,733	$ (40,223)
U.S. Government and mortgage-backed securities	22,602,748	(122,821)	15,021,239	(473,850)	37,623,987	(596,671)
Tax-exempt municipal securities	0	0	260,207	(22,722)	260,207	(22,722)
Commercial mortgage-backed securities	1,994,844	(50,838)	0	0	1,994,844	(50,838)
Residential mortgage-backed securities	687,323	(10,416)	2,767,705	(328,159)	3,455,028	(338,575)
Asset-backed securities	824,219	(563)	29,546	(402)	853,765	(965)
Corporate securities	39,635,691	(627,839)	232,053,663	(10,797,658)	271,689,354	(11,425,497)
Total debt securities	$ 74,464,646	$ (848,188)	$ 251,437,272	$ (11,627,303)	$ 325,901,918	$ (12,475,491)

The unrealized loss from all securities was generated from 291 investment positions at June 30, 2018. All issuers of securities the Company owns that were trading at an unrealized loss at June 30, 2018 remain current on all contractual payments. After taking into account this and other factors previously described, the Company believes these unrealized losses primarily were caused by an increase in market interest rates in the current markets than when the securities were purchased. At June 30, 2018, the Company did not intend to sell the securities with an unrealized loss position in accumulated other comprehensive (loss) income, and it is not likely that it will be required to sell these securities before recovery of their amortized cost basis. As a result, the Company believes that the securities with an unrealized loss were not other-than-temporarily impaired at June 30, 2018.
There was no OTTI recognized during the six months ended June 30, 2018 or year ended December 31, 2017.

KMG America Corporation
Notes to Consolidated Financial Statements (Unaudited)
June 30, 2018

4.	Fair Value

The following table summarizes the Company’s fair value measurements at June 30, 2018 and December 31, 2017, respectively, for financial assets measured at fair value on a recurring basis:

June 30, 2018	Fair Value Measurements Using
	Fair Value	Quoted Prices in Active Markets (Level 1)	Other Observable Inputs (Level 2)	Unobservable Inputs (Level 3)

Assets

Cash equivalents	$10,570,785	$10,570,785	$0	$0
Debt securities
U.S. Treasury and agency obligations	20,929,121	0	20,929,121	0
U.S. Government mortgage-backed securities	35,531,298	0	35,531,298	0
Tax-exempt municipal securities	0	0	0	0
Commercial mortgage-backed securities	12,601,471	0	12,601,471	0
Residential mortgage-backed securities	3,841,183	0	3,841,183	0
Asset backed securities	2,193,427	0	1,878,355	315,072
Corporate securities	1,498,015,669	0	1,497,222,862	792,807
Policy loans	2,965,058	0	2,965,058	0
Mortgage loans	943,151	0	943,151	0
Total investments	$1,587,591,163	$10,570,785	$1,575,912,499	$1,107,879

December 31, 2017	Fair Value Measurements Using
	Fair Value	Quoted Prices in Active Markets (Level 1)	Other Observable Inputs (Level 2)	Unobservable Inputs (Level 3)

Assets

Cash equivalents	$200,326,819	$200,326,819	$0	$0
Debt securities
U.S. Treasury and agency obligations	21,877,814	0	21,877,814	0
U.S. Government mortgage-backed securities	59,298,534	0	59,298,534	0
Tax-exempt municipal securities	2,352,346	0	2,352,346	0
Commercial mortgage-backed securities	13,127,580	0	13,127,580	0
Residential mortgage-backed securities	4,837,022	0	4,837,022	0
Asset backed securities	2,235,526	0	1,920,454	315,072
Corporate securities	2,233,487,453	0	2,232,546,752	940,701
Policy loans	10,643,668	0	10,643,668	0
Mortgage loans	1,215,866	0	1,215,866	0
Total investments	$2,549,402,628	$200,326,819	$2,347,820,036	$1,255,773

The Company reports transfers between fair value hierarchy levels at the end of the reporting period. There were no material transfers between the fair value hierarchy levels during 2018 or 2017.
The Company’s Level 3 assets had a fair value of $1,107,879 at June 30, 2018, or 0.1% of total investments. During the three and six months ended June 30, 2018 and 2017, the changes in the fair value of the assets measured using significant unobservable inputs (Level 3) were comprised of the following:

KMG America Corporation
Notes to Consolidated Financial Statements (Unaudited)
June 30, 2018

For the three months ended June 30,	Asset Backed Securities	Corporate Securities	Total

Beginning balance at April 1, 2017	$374,094	$3,410,270	$3,784,364
Total gains or losses:
Realized in earnings	0	0	0
Unrealized in other comprehensive income	8,098	28,618	36,716
Purchases	0	0	0
Sales	0	0	0
Settlements	0	0	0
Amortization	0	2,972	2,972
Balance at June 30, 2017	$382,192	$3,441,860	$3,824,052

Beginning balance at April 1, 2018	$315,072	$799,155	$1,114,227
Total gains or losses:
Realized in earnings	0	0	0
Unrealized in other comprehensive income	0	(9,117)	(9,117)
Purchases	0	0	0
Sales	0	0	0
Settlements	0	0	0
Amortization	0	2,769	2,769
Balance at June 30, 2018	$315,072	$792,807	$1,107,879

For the six months ended June 30,	Asset Backed Securities	Corporate Securities	Total

Beginning balance at January 1, 2017	$382,192	$3,512,483	$3,894,675
Total gains or losses:
Realized in earnings	0	0	0
Unrealized in other comprehensive income	0	31,653	31,653
Purchases	0	0	0
Sales	0	0	0
Settlements	0	(114,739)	(114,739)
Amortization	0	12,463	12,463
Balance at June 30, 2017	$382,192	$3,441,860	$3,824,052

Beginning balance at January 1, 2018	$315,072	$940,701	$1,255,773
Total gains or losses:
Realized in earnings	0	0	0
Unrealized in other comprehensive income	0	(30,259)	(30,259)
Purchases	0	0	0
Sales	0	0	0
Settlements	0	(128,709)	(128,709)
Amortization	0	11,074	11,074
Balance at June 30, 2018	$315,072	$792,807	$1,107,879

5.	Income Taxes
Deferred income tax balances reflect the impact of temporary differences between the tax bases of assets or liabilities and their reported amounts in the Company’s financial statements, and are stated at enacted tax rates expected to be in effect when the reported amounts are actually recovered or settled. Cumulative temporary differences giving rise to deferred tax assets relate primarily to future policy benefits payable. Tax benefits of temporary differences have been recognized currently since such amounts are utilized in the consolidated income tax return of Humana and it is Humana’s policy to reimburse its subsidiaries for such benefits. Consequently, no valuation allowance has been provided on deferred tax assets.
The Company is included in the consolidated federal income tax return of Humana and its wholly owned subsidiaries. Humana allocates its federal income tax liability among the subsidiaries of the consolidated return

KMG America Corporation
Notes to Consolidated Financial Statements (Unaudited)
June 30, 2018

group (including the Company) based on the ratio that each subsidiary’s separate return tax liability for the year bears to the sum of the separate return liabilities of all subsidiaries. Benefits for net operating losses are recognized currently. The final settlement under this agreement is made after the annual filing of the consolidated income tax return.
As part of the consolidated income tax return of Humana, the Company has accrued no tax contingencies during 2017 or 2016. As of December 31, 2017, there were no positions for which management believes it is reasonably possible that the total amounts of tax contingencies will significantly increase or decrease within 12 months of the reporting date. Humana files income tax returns in U.S. federal jurisdiction and several state jurisdictions. The U.S. Internal Revenue Service (IRS) has completed its examinations of Humana’s consolidated income tax returns for 2015 and prior years. Humana’s 2016 tax return is in post-filing review period under the Compliance Assurance Process (CAP). Humana’s 2017 tax return is under advance review by the IRS under CAP. Humana is not aware of any material adjustments that may be proposed.

6.	Concentration of Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash, cash equivalents, restricted cash, and investments. The Company has not experienced any material losses on its deposits of cash and cash equivalents or restricted cash. Investments are managed by outside investment managers in accordance with guidelines developed by the Company, which limit the amount that may be invested in a single issuer.

7.	Related Party Transactions

The Company has a written management agreement with Humana and other related parties whereby the Company is provided with medical and executive management, information systems, claims processing, billing and enrollment, and telemarketing and other services as required by the Company. Management fee expenses related to services which are shared with other related parties are allocated to the Company using a method that approximates an amount as if the expense had been incurred solely by the Company.
As a part of these agreements, Humana makes cash disbursements on behalf of the Company which include, but are not limited to, general and administrative expenses and payroll. Humana is reimbursed by the Company weekly, based upon a historical pattern of amounts and timing. Each month, these estimates are adjusted to ultimately settle upon actual disbursements made on behalf of the Company, and any residual intercompany receivables or payables are immediately settled in the following month. The Company continues to be primarily liable for any outstanding payments made on behalf of the Company should Humana not be able to fulfill its obligations.
The Company reported $3,270,707 and $5,119,963 due to Humana at June 30, 2018 and December 31, 2017, respectively, all of which was settled between the Company and Humana subsequent to both period ends.
The Company received a $535,000,000 cash capital contribution in 2017 from Humana. The Company did not receive a cash capital contribution in 2018.
KIC issued a surplus note totaling $18,000,000 to its parent KMG America in exchange for cash on June 1, 2007. As of June 30, 2018, the carrying value of the surplus note was $18,000,000, which is eliminated in the consolidated financial statements.
The principal and accrued interest, if any, is due any time after March 14, 2037. Any payments of the principal, whether prior to or at maturity, and any payment of interest on this note may be made in whole or in part only after the prior written approval of the Department and no payment of accrued interest or repayment of the principal amount can be made if such repayment would reduce the capital and surplus of KIC to less than the minimum surplus amount required by the Department. Repayment of the principal and payment of interest is subordinated to the prior payment of, or provision for, all general liabilities of KIC, but ranks superior to the claim, interest and equity of the shares or shareholders of KIC. No dividend can be paid on any security of KIC unless all unpaid accrued interest on the principal sum hereof has been first paid in full by the KIC.

KMG America Corporation
Notes to Consolidated Financial Statements (Unaudited)
June 30, 2018

8.	Contingencies

a.
Legal Proceedings: During the ordinary course of business, the Company is subject to pending and threatened legal actions. The Company records accruals for contingencies to the extent that the Company concludes it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. The outcome of current or future litigation or governmental or internal investigations cannot be accurately predicted nor can the Company predict any resulting judgments, penalties, fines or other sanctions that may be imposed at the discretion of federal or state regulatory authorities or as a result of actions by third parties. Nevertheless, it is reasonably possible that any such outcome of litigation, judgments, penalties, fines or other sanctions could be substantial, and the outcome of these matters may have a material adverse effect on the Company’s consolidated balance sheets, statements of income, and cash flows.

b.	Economic Risks: General inflationary pressures may affect the costs of medical and other care, increasing the costs of claims expenses submitted by the Company.

c.
Securities & Credit Markets Risks: Volatility or disruption in the securities and credit markets could impact the Company’s investment portfolio. The Company evaluates investment securities for impairment on a quarterly basis. There is a continuing risk that declines in fair value may occur and material realized losses from sales or other-than-temporary impairments may be recorded in future periods.

A prolonged period during which interest rates remain at lower levels than those anticipated in the Company’s reserving would result in short falls in investment income or assets supporting the Company’s obligation under long-term care policies because the long duration of the policy obligations exceeds the duration of the supporting investment assets. The Company monitors the loss experience of these long-term care insurance policies and, when necessary, applies for premium rate increases through a regulatory filing and approval process in the jurisdictions in which such products were sold. To the extent premium rate increases, interest rates and /or loss experience vary from the Company’s loss recognition date assumptions, future material adjustments to reserves could be required.

d.
Penn Treaty: Penn Treaty is a financially distressed unaffiliated long-term care insurance company. On March 1, 2017, the Pennsylvania Commonwealth Court approved the liquidation of Penn Treaty. Under state guaranty assessment laws, including those related to state cooperative failures in the industry, the Company may be assessed (up to prescribed limits) for certain obligations to the policyholders and claimants of insolvent insurance companies that write the same line or lines of business as the Company. This court ruling triggered a guarantee fund assessment for the Company in the first quarter 2017. Based on current information, the assessment was estimated at approximately $2,300,000 with a remaining unpaid balance as of June 30, 2018 of $952,124. The assessment was discounted using a 3.5% discount rate and the undiscounted amount was approximately $3,300,000. The Company did not recognize any related premium tax offsets or policy surcharges. While the ultimate payment timing is currently unknown, the Company anticipates that the majority of the assessments will be paid within the next 5 years.